SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

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|X|*  Preliminary Information Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14-c5(d)(2))
| |   Definitive Information Statement

                           DYNAMIC INTERNATIONAL INC.
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                  (Name of Registrant As Specified In Charter)

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    | | Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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       to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

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| | Fee paid previously with preliminary materials.
| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                           DYNAMIC INTERNATIONAL, INC.
                                58 Second Avenue
                            Brooklyn, New York 11215

                              INFORMATION STATEMENT


    This Information Statement is furnished by the Board of Directors of Dynamic International, Inc., a Nevada corporation, (the "Company"), to inform the shareholders of the Company of the approval of certain corporate action. This Information Statement will be mailed on or about February , 2005 to all holders of record of Common Stock ("Common Stock") of the Company. The record date for determining shareholders entitled to receive this Information Statement has been
established as the close of business on    March  , 2005 (the "Record Date"). As
ofJanuary 28, 2005, the Company had outstanding and entitled to vote 4,418,102 shares of Common Stock. Specifically, this Information Statement relates to the following corporate action:

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY


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                                  REVERSE SPLIT

         The Board of Directors of the Company and the holders of a majority of the shares entitled to vote thereon have adopted by written consent in lieu of a meeting resolutions to reverse split the Common Stock on a one (1) for four hundred ten (410) basis (the "Reverse Split"). As a result of the Reverse Split, the effective date of which is [March] , 2005 (the "Record Date"), (A) each four hundred ten (410) shares of Common Stock owned by any shareholder on the Record Date will be one share of Common Stock, and (B) any number of shares less than four hundred ten (410) owned by a shareholder on the Record Date, will be deemed to be a fractional share interest (a "Fractional Share Interest"). A Fractional Share Interest shall constitute the right to receive payment in cash from theCompany in an amount calculated in the manner described below.

        All Fractional Share Interests that result from the Reverse Split will be purchased by the Company for cash. The Board has set the total value of the Company ("Dynamic's Value") at $423,158, representing its book value as of December 31, 2004. The Board did not obtain a fairness report, opinion, appraisal or other independent assessment of the value of the Company. Each shareholder who owns a Fractional Share Interest as a result of the Reverse Split will be paid an amount equal to the product of that Fractional Share Interest multiplied by $39.27. Said amount ($39.27) represents Dynamic's Value divided by [10,776,] such number being the total number of shares of Common Stock that are outstanding on the Record Date immediately prior to the Reverse Split divided by 410.

        The purpose of this action is to enable the Company to discontinue the filing of periodic and other reports with the Securities and Exchange Commission ("SEC") and to relieve it of the costs and other burdens of being a public reporting company. The professional and other fees associated with complying with the reporting requirements are, in the judgment of the Board, not warranted at the present time in light of the fact that the Company receives no significant benefit from being a reporting company under the Securities Exchange Act of 1934 ("1934 Act") and is not listed on any national securities exchange nor authorized to be quoted on any inter-dealer quotation system. The Rules of the SEC under the 1934 Act permit a reporting company that has fewer that five hundred (500) shareholders of record to file a form with the SEC eliminating its reporting requirements. The Board has projected that the Reverse Split and the purchase of the Fractional Share Interests will cause the Company to have fewer than five hundred (500) shareholders of record. The Board has authorized its officers to take the necessary additional steps to terminate the Company's filing and reporting requirements under the 1934 Act as soon as practicable following the Reverse Split. Following the Reverse Split and termination of our public reporting, the Company will operate as a private company.

        After the Reverse Split, shareholders will have no rights as shareholders with respect to the pre-Split shares of Common Stock or the fractional shares that would have resulted from a reverse stock split if the Board had not authorized the issuance of Fractional Share Interests representing the right to receive a cash payment.

        As stated above, the Board has set the price at which Fractional Share Interests will be purchased for cash based on the Company's book value of $423,158. A shareholder who feels aggrieved by that determination can exercise dissenter's appraisal rights under Nevada law. Pursuant to Nevada Revised Statute 92A.480, a shareholder who wishes to exercise dissenter's appraisal rights must, within thirty (30) days after payment is made to him, notify the Company in writing of the shareholder's own estimate of the fair value of the shareholder's shares and the amount of interest due and demand payment of the shareholder's estimate less any amount paid to the shareholder. In the event the Company does not agree to the shareholder's estimate, the Company is required by Nevada Revised Statute 92A.490 to commence a proceeding in District Court in Nevada to determine the fair value of the shares and accrued interest. That proceeding must be commenced within sixty (60) days after the Company receives the shareholder's demand.

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APPROVAL NOT REQUIRED

        The Board of Directors of the Company has unanimously approved the Reverse Split. Holders of record of 2,842,977 shares of the Common Stock, representing 64.4% of all shares of Common Stock outstanding have consented to the Reverse Split. No further corporate action is required under Nevada law for the implementation of the Reverse Split.

SURRENDER OF STOCK CERTIFICATES; PAYMENT

        Enclosed with this Information Statement is a Letter of Transmittal. The Letter of Transmittal contains instructions for the surrender of stock certificates in exchange for new certificates and the payment of the cash consideration for any Fractional Share Interest. No payment will be made in respect of any Fractional Share Interest until the shareholder has surrendered his or her outstanding certificates, together with a completed Letter of Transmittal in accordance with the instructions provided.

Dated:      , 2005
Brooklyn, New York